EXHIBIT 99.1

For General Information:	For Investor or Media Contact:
Amir Pelleg	Haris Tajyar
President and COO	Investor Relations International
(610) 660-6690	818-382-9700

FOR IMMEDIATE RELEASE

DECEMBER 9, 2005

DUSKA THERAPEUTICS ANNOUNCES COMMENCEMENT

OF $2,000,000 PRIVATE PLACEMENT OF COMMON STOCK

BALA CYNWYD, Pa. – December 9, 2005 — Duska Therapeutics, Inc. (OTCBB: DSKT), announced today that it has commenced a private offering of up to $2,000,000 of its common stock. The shares will be offered at a price of $0.25 per share and will initially only be offered to persons who are both existing shareholders of the company and who are “accredited investors,” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). If subscriptions for more than $2,000,000 are received from existing shareholders, the company will allocate the shares among the subscribing shareholders. If the offering is not fully subscribed from the existing shareholders, the company may offer the unsold shares to a limited number of other qualified accredited investors. The net offering proceeds will be used for general and administrative expenses, and depending on the amount of proceeds raised in this offering, to fund the further development of the company’s drug candidates, and a portion of the costs associated with the pending acquisition of a small molecule that could be used as one of the company’s drug candidates.

As stated above, the common stock will be offered only to qualified accredited investors. The common stock will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Duska Therapeutics

Duska Therapeutics, Inc., based in Bala Cynwyd, Pennsylvania, is a biopharmaceutical company focused on the development of diagnostic and therapeutic products related to ATP (adenosine 5’-triphosphate) and ATP-related P2 receptors. ATP is a natural compound found in every cell of the human body, where it is the source of energy that fuels all bodily functions. Outside cells, it regulates the functions of different cell types in various tissues and organs, including the heart, lung, intestine and kidney, by activating cell surface receptors called P2 receptors. Drugs that exploit the characteristics of ATP and P2 receptors have the potential to diagnose and treat a wide range of human disorders, including cardiovascular, pulmonary, neural and renal diseases.

Duska owns or has exclusive license rights to a number of proprietary diagnostic and therapeutic applications, four of which are currently in various stages of development in the fields of chronic obstructive pulmonary disease (including emphysema) and cough, syncope (fainting), male infertility, and glaucoma. For more information, visit Duska’s website at www.duskatherapeutics.com.

Forward-Looking Statement: This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and certainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the early stage of Duska’s drug development projects, Duska’s limited financial resources and its need to raise additional capital to fund its ongoing working capital and drug development needs, the need for future clinical testing of Duska’s drug candidates, uncertainties regarding the scope of the clinical testing that may be required by regulatory authorities and the outcomes of those tests, the significant time and expense that will be incurred in developing any of the potential commercial applications for Duska’s P2R technologies, risks relating to the enforceability of any patents covering Duska’s products and to the possible infringement of third party patents by those products, and the impact of third party reimbursement policies on the use of and pricing for Duska’s products. Additional uncertainties and risks are described in Duska’s most recently filed SEC documents, such as its most recent annual report on Form 10-KSB, all quarterly reports on Form 10-QSB and any current reports on Form 8-K filed since the date of the last Form 10-KSB. All forward-looking statements are based upon information available to Duska on the date the statements are first published. Duska undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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